Exhibit (l)(1)
[VENABLE LLP LETTERHEAD]
March 21, 2011
The Gabelli Global Multimedia Trust Inc.
One Corporate Center
Rye, New York 10580-1422

Re:	Registration Statement on Form N-2: 1933 Act File No. 333-172191 1940 Act File No. 811-08476
Ladies and Gentlemen:
          We have served as Maryland counsel to The Gabelli Global Multimedia Trust Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with the registration of 4,525,223 shares (the “Shares”) of Common Stock, $.001 par value per share (the “Common Stock”), of the Company, covered by the above-referenced Registration Statement on Form N-2, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act. The Shares are issuable to stockholders of the Company upon exercise of rights (the “Rights”) distributed to stockholders of the Company in accordance with the Registration Statement.
          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The Registration Statement, including the form of prospectus relating to the Rights and the Shares included therein;
          2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
          3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;
          4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

The Gabelli Global Multimedia Trust Inc.
March 21, 2011

          5. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the issuance of the Rights and the sale and issuance of the Shares upon exercise of the Rights (the “Resolutions”), certified as of the date hereof by an officer of the Company;
          6. The form of subscription certificate to be used for the purchase of the Shares upon the exercise of the Rights, certified as of the date hereof by an officer of the Company;
          7. A certificate executed by an officer of the Company, dated as of the date hereof; and
          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.
          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no

The Gabelli Global Multimedia Trust Inc.
March 21, 2011

waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          5. None of the Shares will be issued to a Principal Shareholder (as defined in the Charter), if any, except to the extent permitted by the Charter and in accordance with the Resolutions. Upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.
          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
          2. The sale and issuance of the Shares have been duly authorized and, when sold, issued and paid for upon exercise of the Rights pursuant to the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.
          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.
          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
Very truly yours,
/s/ Venable LLP